Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached (the “Form 8-K”) or, if such terms are not defined in the Form 8-K, then such terms shall have the meanings ascribed to them in the proxy statement/consent solicitation statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2023 (the “Proxy Statement”).

Introduction

ERES and the Companies are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the unaudited balance sheet of ERES as of March 31, 2023, the unaudited balance sheet of LMA as of March 31, 2023, and the unaudited balance sheet of Abacus as of March 31, 2023, giving effect to the Business Combination as if it had been consummated on March 31, 2023.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the unaudited condensed statement of operations of ERES for the three months ended March 31, 2023, the unaudited condensed statement of operations of LMA for the three months ended March 31, 2023, and the unaudited condensed statement of operations of Abacus for the three months ended March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the audited statement of operations of ERES for the year ended December 31, 2022, the audited statement of operations of LMA for the year ended December 31, 2022, and the audited statement of operations of Abacus for the year ended December 31, 2022, giving effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached:

•

The historical unaudited condensed financial statements of ERES as of and for the three months ended March 31, 2023, and the historical audited financial statements of ERES as of and for year ended December 31, 2022;

•

The historical unaudited condensed financial statements of LMA as of and for the three months ended March 31, 2023, and the historical audited financial statements of LMA as of and for the year ended December 31, 2022; and

•

The historical unaudited condensed financial statements of Abacus as of and for the three months ended March 31, 2023, and the historical audited financial statements of Abacus as of and for the year ended December 31, 2022.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the Post-Combination Company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination been consummated on the dates assumed or to project the Post-Combination Company’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ERES,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LMA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Abacus,” and other financial information included elsewhere in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

Description of the Business Combination

On August 30, 2022, ERES entered into the Merger Agreement with the Companies and Merger Subs, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, Abacus Merger Sub merged with and into Abacus, with Abacus surviving the Merger as a wholly owned subsidiary of ERES, and LMA Merger Sub merged with and into LMA, with LMA surviving the Merger as a wholly owned subsidiary of ERES. In connection with the Closing of the Merger, ERES was renamed Abacus Life, Inc.

On October 14, 2022, ERES entered into the First Amendment to the Merger Agreement with the Companies and Merger Subs, which modified certain terms and conditions contained within the Merger Agreement.

On April 20, 2023, ERES entered into the Second Amendment to the Merger Agreement with the Companies and Merger Subs, which modified certain terms and conditions contained within the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, on June 30, 2023, the Business Combination was consummated.

Accounting for the Business Combination

The Business Combination has been accounted for as a reverse recapitalization with ERES in accordance with GAAP. Under this method of accounting, ERES has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the LMA shareholders having a relative majority of the voting power of the Post-Combination Company, the LMA shareholders having the authority to appoint a majority of directors on the Board of Directors, and senior management of LMA comprising the majority of the senior management of the Post-Combination Company. LMA was then determined to be the “acquirer” for financial reporting purposes based on the relative size of LMA as compared to Abacus, represented by their revenue, equity, gross profit and net income. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of LMA with the LMA Merger being treated as the equivalent of LMA issuing stock for the net assets of ERES, accompanied by a recapitalization. The net assets of ERES have been stated at historical cost, with no goodwill or other intangible assets recorded.

The Abacus Merger has been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Abacus have been recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, has been recognized as goodwill. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Abacus based upon management’s preliminary estimate of their fair values, subject to further revision as additional information becomes available and additional analyses are performed. Differences may occur between these preliminary estimates and the final accounting, expected to be completed after the Closing of the Business Combination, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Business Combination. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Post-Combination Company upon Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had ERES and the Companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had ERES and the Companies always been combined or the future results that the Post-Combination Company will experience.

The Companies are related parties, although they were determined not to be under common control. As such, an adjustment was applied to the statements of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 to remove activity that would be considered intercompany activity and eliminated upon consolidation. This activity represented revenue for Abacus and cost of sales for LMA in the amount of $3.2 million and $2.3 million for the three months ended March 31, 2023 and for the year ended December 31, 2022, respectively. The Companies have not had any historical relationship with ERES prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the Companies and ERES.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2023

(in thousands)

	(1) ERES Historical	(2) LMA Historical	(3) Transaction Adjustments			(4) Pro Forma Combined ERES and LMA (1) + (2) + (3)	(5) Abacus Historical	(6) Transaction Adjustments - Abacus Acquisition			Pro Forma Combined (4) + (5) + (6)	(8) Transaction Adjustments Assuming Maximum Redemptions		Pro Forma Combined Assuming Maximum Redemptions (7) + (8)
ASSETS
Current assets
Cash and cash equivalents	57	19,722	29,385	(A	)	48,426	613				49,039	—	—	49,039
			(18,908)	(B	)							—	—
			(13,580)	(C	)							—	—
			(18,722)	(G	)
			15,000	(H	)
			25,000	(I	)
			10,472	(K	)
Accounts receivable	—	—				—	—				—			—
Related party receivable	—	86				86	654				740			740
Due from affiliates	—	3,753	(3,753)	(G	)	—	—				—			—
Prepaid expenses and other current assets	178	313				491	529				1,020			1,020

Total current assets	235	23,874	24,894			49,003	1,796	—			50,799	—		50,799
Property and equipment, net	—	18				18	109				127			127
Intangible assets, net	—	—				—	129	32,200	(L	)	32,329			32,329
Goodwill	—	—				—	—	106,357	(L	)	106,357			106,357
Operating right-of-use assets	—	65				65	245				310			310
Life settlement policies, at cost	—	35,899	(35,899)	(G	)	10,000	—				10,000			10,000
			10,000	(H	)
Life settlement policies, at fair value	—	27,093				27,093	—				27,093			27,093
Available-for-sale securities, at fair value	—	1,000				1,000	—				1,000			1,000
Other investments	—	1,450				1,450	—				1,450			1,450
Due from members and affiliates	—	—				—	26				26			26
Deferred tax asset	—	—	760	(J	)	760	—				760			760
Other assets, at fair value	—	1,050				1,050	486				1,536			1,536
Cash and marketable securities held in Trust Account	29,385	—	(29,385)	(A	)	—	—				—			—

Total assets	29,620	90,449	(29,630)			90,439	2,791	138,557			231,787	—		231,787

LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	10,074	—				10,074	—				10,074			10,074
Accounts payable	86	15,029				15,115	—				15,115			15,115
Operating lease liability-current portion	—	49				49	197				246			246
Due to members and affiliates	—	264				264	—				264			264
Accrued transaction costs	—	1,306	(908)	(B	)	398	—				398			398
Other current liabilities	—	51				51	1,190				1,241			1,241
Excise taxes payable	699	—				699	—				699			699
Income taxes payable	52	—				52	—				52			52
Note payable to related party	5,490	—				5,490	—				5,490			5,490

Total current liabilities	16,401	16,699	(908)			32,192	1,387	—			33,579	—		33,579
Long-term debt at fair value	—	37,402	25,000	(H	)	97,874	—				97,874	—	—	97,874
			25,000	(I	)
			10,472	(K	)
Operating lease liability-noncurrent portion	—	17				17	50				67			67
Deferred tax liability	—	669				669	—	8,161	(L	)	8,830			8,830
Warrant liability	3,400	—	(2,474)	(F	)	926	—				926			926

Total liabilities	19,801	54,787	57,090			131,678	1,437	8,161			141,276	—		141,276

Commitments and Contingencies
Class A Common Stock subject to possible redemption	29,334	—	(29,334)	(C	)	—	—				—			—
Shareholders’ equity (deficit)
Class A common stock / Common units	—	50	—	(C	)	6	4	(4)	(L	)	6	—	—	6
			(45)	(D	)
			1	(E	)
Class B common stock	1		(1)	(E	)	—
Additional Paid-in Capital	—	660	(13,540)	(B	)	5,393	80	131,670	(L	)	137,143	—	—	137,143
			15,754	(C	)
			45	(D	)
			2,474	(F	)
Retained earnings/(accumulated deficit)	(19,516)	33,573	(4,460)	(B	)	(48,017)	1,270	(1,270)	(L	)	(48,017)			(48,017)
			(58,374)	(G	)
			760	(J	)
Accumulated other comprehensive income	—	967				967	—				967			967
Noncontrolling interest	—	412				412	—				412			412

Total shareholders’ equity (deficit)	(19,515)	35,662	(57,386)			(41,239)	1,354	130,396			90,511	—		90,511

Total liabilities and shareholders’ equity (deficit)	29,620	90,449	(29,630)			90,439	2,791	138,557			231,787	—		231,787

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2023

(In thousands)

	(1) ERES Historical	(2) LMA Historical	(3) Transaction Adjustments		(4) Pro Forma Combined ERES and LMA (1) + (2) + (3)	(5) Abacus Historical	(6) Transaction Adjustments - Abacus Acquisition		Pro Forma Combined (4) + (5) + (6)
Revenue	—	10,273	(3,179	) (AA)	7,094	6,300			13,394
Cost of sales	—	489	(3,179	) (AA)	(2,690)	4,395			1,705

Gross profit	—	9,784	—		9,784	1,905	—		11,689
Formation and operating costs	1,323	—			1,323	—			1,323
Sales and marketing	—	729			729	—			729
General and adminstrative expenses	—	697	5,138	(DD)	5,835	2,551			8,386
Unrealized gain on life settlement policies	—	—			—	—			—
Unrealized loss on investments	—	(125)			(125)	—			(125)
Loss on change in fair value of debt	—	953			953	—			953
Amortization expense	—	—			—	—	4,856	(KK)	4,856
Depreciation	—	1			1	3			4

Total operating expenses	1,323	2,255	5,138		8,716	2,554	4,856		16,126

Loss from Operations	(1,323)	7,529	(5,138)		1,068	(649)	(4,856)		(4,437)
Other income (expense):
Change in fair value of warrant liability	1,177	—	(856	) (CC)	321	—			321
Interest income	2	7			9	—			9
Interest expense	—	(357)	(750	) (GG)	(2,762)	(6)			(2,768)
			(713	) (HH)
			(942	) (JJ)
Interest earned on marketable securities held in Trust Account	—	—	—	(BB)	—	—			—
Other income (expense)	—	(210)	760	(II)	550	—			550

Total other income (expense)	1,179	(560)	(2,501)		(1,882)	(6)	—		(1,888)
Net income before provision for income taxes	(144)	6,969	(7,639)		(814)	(655)	(4,856)		(6,325)

(Provision for)/Benefit from income taxes	—	656	417	(EE)	(796)	(2)	1,231	(EE)	433
			(1,869	) (FF)

Net income	(144)	7,625	(9,091)		(1,610)	(657)	(3,625)		(5,892)

Net income attributable to noncontrolling interest	—	(461)			(461)	—			(461)

Net income / (loss) attributable to members / shareholders	(144)	8,086	(9,091)		(1,149)	(657)	(3,625)		(5,431)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	5,507,417
Basic and diluted net income per share, Class A common stock subject to possible redemption	(0.01)
Basic and diluted weighted average shares outstanding, Non- redeemable common stock	8,625,000
Basic and diluted net income per share, Non-redeemable common stock	(0.01)
Basic and diluted weighted average shares outstanding, Class A common stock		5,000				400			58,769,901
Basic and diluted net loss per share, Class A common stock		1,422.48				(1,642.01)			(0.10)

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

(in thousands)

	(1) ERES Historical	(2) LMA Historical	(3) Transaction Adjustments		(4) Pro Forma Combined ERES and LMA (1) + (2) + (3)	(5) Abacus Historical	(6) Transaction Adjustments - Abacus Acquisition		Pro Forma Combined (4) + (5) + (6)
Revenue	—	44,713	(2,268	) (LL)	42,445	25,203			67,648
Cost of sales	—	6,245	(2,268	) (LL)	3,977	16,561			20,538

Gross profit	—	38,468	—		38,468	8,642	—		47,110
Formation and operating costs	11,722	—			11,722	—			11,722
Sales and marketing	—	2,596			2,596	—			2,596
General and administrative expenses	—	1,066	20,550	(PP)	21,616	8,674			30,290
Loss (gain) on change in fair value of debt	—	91			91	—			91
Unrealized loss (gain) on investments	—	1,046			1,046	—			1,046
Other operating expenses	—	—			—	—			—
Amortization expense	—	—			—	—	6,474	(VV)	6,474
Depreciation	—	4			4	12			16

Total operating expenses	11,722	4,803	20,550		37,075	8,686	6,474		52,235

Loss from operations	(11,722)	33,665	(20,550)		1,393	(44)	(6,474)		(5,125)
Other income (expense):
Change in fair value of warrant liability	9,336	—	(6,794	) (NN)	2,542	—			2,542
Change in fair value of forward purchase agreement liability	600	—			600	—			600
Interest income	10	2			12	3			15
Interest (expense)	—	(43)	(3,000	) (SS)	(6,404)	(9)			(6,413)
			(2,104	) (TT)
			(1,257	) (UU)
Interest earned on marketable securities held in Trust Account	672	—	(672	) (MM)	—	—			—
Consulting income	—	—			—	—			—
Other income/(expense)	513	(347)	(4,460	) (OO)	(4,294)	—			(4,294)

Total other income	11,131	(388)	(18,287)		(7,544)	(6)	—		(7,550)
Net income before provision for income taxes	(591)	33,277	(38,837)		(6,151)	(50)	(6,474)		(12,675)

(Provision for)/Benefit from income taxes	(53)	(890)	1,671	(QQ)	(7,295)	(2)	1,539	(QQ)	(5,758)
			(8,023	) (RR)

Net income / (loss)	(644)	32,387	(45,189)		(13,446)	(52)	(4,935)		(18,433)
Net income attributable to noncontrolling interest	—	705			705	—			705

Net income / (loss) attributable to members / shareholders	(644)	31,682	(45,189)		(14,151)	(52)	(4,935)		(19,138)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	23,637,084
Basic and diluted net income per share, Class A common stock subject to possible redemption	(0.02)
Basic and diluted weighted average shares outstanding, Non- redeemable common stock	8,625,000
Basic and diluted net income per share, Non-redeemable common stock	(0.02)
Basic and diluted weighted average shares outstanding, Class A common stock		5,000				400			58,769,901
Basic and diluted net loss per share, Class A common stock		6,477.39				(131.24)			(0.31)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2023, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statement of operations, as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The LMA Merger is expected to be accounted for using the reverse recapitalization method of accounting, with no goodwill or other intangible assets recorded in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the Post-Combination Company represent a continuation of the financial statements of LMA with the acquisition being treated as the equivalent of LMA issuing stock for the net assets of ERES, accompanied by a recapitalization. The net assets of ERES have been stated at historical cost, with no goodwill or other intangible assets recorded.

The Abacus Merger is expected to be accounted for using the acquisition method of accounting in accordance with GAAP. Accordingly, for accounting purposes, the identified assets and liabilities of Abacus have been recorded at their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, has been recognized as goodwill.

The pro forma adjustments represent management’s estimates based on information available as of the date of the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with,

Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Post-

Combination Company’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

(A)

Represents the reclassification of $29.4 million in cash and marketable securities held in the Trust Account that become available in conjunction with the Business Combination. Of this amount, $13.6 million was redeemed, as reflected at adjustment (C).

(B)

Represents transaction costs of $18.9 million. The transaction costs were allocated between the LMA Merger and Abacus Merger on a relative fair value basis given the consideration allocated to each entity, as shown below. Transaction costs associated with the LMA Merger were considered to be chargeable against the proceeds of the merger; transaction costs associated with the Abacus Merger were expensed in line with ASC 805 guidance.

Value Conveyed	Amount (in thousands)	Percent of Total
LMA Merger	400,000	75.2%
Abacus Merger	131,750	24.8%
Total Purchase Consideration	$531,750	100.0%

(C)

Reflects the reclassification of $29.3 million and 2.9 million shares of Class A common stock subject to possible redemption to permanent equity as well as redemptions of 1.3 million shares, at a redemption price of $10.40 per share.

(D)

Represents the issuance of 48.6 million shares of Class A Common Stock to the existing Companies’ shareholders at Closing as consideration for the reverse recapitalization. One of the existing shareholders in the Companies also received an additional 4.6 million incentive shares, which are subject to forfeiture, in accordance with the terms of the Business Combination Agreement. The expense associated with this non-pro-rata distribution is reflected at adjustments (DD) and (PP).

(E)	Reflects the issuance of shares in the Post-Combination Company to the Sponsor, involving the conversion from Class B Common Stock to Class A Common Stock.

(F)

Represents the reclassification of ERES’s public warrants from liability to equity, based on an initial accounting analysis performed related to the appropriate classification, as well as the forfeiture of 20% of ERES’s Private Placement Warrants as a result of the Warrant Forfeiture Agreement. As part of the analysis performed, it was determined that the public warrants do not meet any of the conditions to be classified as a liability under ASC 480, are considered indexed to the Post-Combination Company’s own stock pursuant to ASC 815-40, and meet all of the criteria for equity classification within ASC 815-40.

(G)

Reflects the distribution of cash in the amount of $18.7 million which represents cash on the balance sheet of LMA immediately prior to Closing less $1.0 million maintained for operational purposes, and life settlement policies held at cost to the existing shareholders of LMA immediately prior to Closing. In addition, transaction costs of $3.8 million that were previously paid by LMA were reimbursed by ERES (and $1.3 million of accrued transaction costs within other current liabilities of the balance sheet on LMA were settled resulting in a net decrease to cash of $2.5 million).

(H)

Reflects the issuance of $25.0 million in debt resulting from the contribution by existing shareholders of the Companies of $10.0 million in cash and $10.0 million in life settlement policies, which are expected to be held at fair value on an ongoing basis, and contribution by ERES of $15.0 million in cash. .

(I)	Reflects the issuance of $25.0 million in debt to Blue Owl. An additional $25.0 million may be issued up to 180 days after Closing as part of a delayed draw.

(J)

Reflects the recognition of a deferred tax asset associated with transitioning the Companies from pass-through entities for tax purposes to taxable entities, primarily due to a $0.8 million deferred tax asset related to an unrealized loss recognized for the three months ended March 31, 2023. The income statement impact is reflected at adjustment (II).

(K)	Represents the incremental amount of $10.5 million to be issued under the promissory note with the Sponsor. The initial issuance occurred on July 24, 2022 in the amount of $1.9 million.

(L)

Reflects the purchase price allocation adjustments to record Abacus’ assets and liabilities at estimated fair value based on the consideration conveyed of $131.8 million, as detailed below. Consideration conveyed was allocated between the Companies based on relative values derived through both the discounted cash flow method within the income approach and the guideline public company method within the market approach. Within the discounted cash flow method, the present values of cash flows reasonably expected to be produced by the Companies from their operations were summed to produce an estimate of the Companies’ business enterprise values on a controlling, marketable basis. The cash flows used in the discounted cash flow analysis were discounted at the weighted average cost of capital of 14.5% for LMA and 16.5% for Abacus. The discounted cash flow method resulted in a business enterprise value range of $370.0 million to $440.0 million for LMA and $165.0 million to $185.0 million for Abacus. Within the market approach, we applied the guideline public company method, which employs market multiples derived from market prices of stocks of companies that are engaged in the same or similar lines of business as the Companies and that are actively traded on a free and open market. The guideline public company method resulted in a business enterprise value range of $380.0 million to $420.0 million for LMA and $170.0 million to $190.0 million for Abacus. Management determined concluded on a business enterprise value of $131.8 million for Abacus and $400.0 million for LMA.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. All valuation procedures related to existing assets as no new assets were identified as a result of procedures performed. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by Abacus. This was considered appropriate based on the determination that the Abacus Merger would be accounted for as a business acquisition under ASC 805. The estimates of fair value are based upon preliminary valuation assumptions believed to be reasonable but which are inherently uncertain and unpredictable; and, as a result, actual results may differ from estimates.

Net Assets Identified	Fair Value
Intangibles	32,200
Goodwill	106,357
Current assets	1,796
Non-current assets	995
Deferred tax liabilities	(8,161)
Other liabilities	(1,437)

Total Fair Value	$131,750

Value Conveyed	Amount (in thousands)
Purchase Consideration	131,750

Total Purchase Consideration	$131,750

Intangible assets were comprised of the following:

Asset type	Fair value	Useful Life	Valuation methodology
Customer Relationships—Agents	12,600	5 years	Multi-period excess-earnings method
Customer Relationship—Financing Entities	10,700	8 years	Multi-period excess-earnings method
Internally Developed and Used Technology—APA	1,500	2 years	Relief from royalty method
Internally Developed and Used Technology—Market Place	200	3 years	Replacement cost method
Trade Name	900	Indefinite	Relief from royalty method
Non-Compete Agreements	3,600	2 years	With and without method
State Insurance Licenses	2,700	Indefinite	Replacement cost method

	32,200

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2023

The adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 are as follows:

(AA)

Reflects the elimination of activity between LMA and Abacus for the three months ended March 31, 2023 that, following the Business Combination, would be considered intercompany activity and eliminated upon consolidation. This activity was historically recorded as revenue for Abacus and as cost of sales for LMA.

(BB)	Reflects the elimination of interest earned on marketable securities held in the Trust Account.

(CC)

Represents the elimination of the change in fair value of the ERES’s public warrants for the three months ended March 31, 2023 as a result of the reclassification of these warrants and the forfeiture of 20% of ERES’s Private Placement Warrants, as presented at adjustment (F). This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(DD)

Reflects recurring compensation expense due to a non-pro-rata distribution to one of the existing owners of the Companies, which vests in two equal tranches over the period of 25 months and 30 months, respectively, following Closing and which is subject to forfeiture prior to vesting. The negotiations related to the draft Restriction Agreement governing these shares, attached to the Proxy Statement as Annex I, were considered to be concluded as of January 12, 2023, and this was determined to be the grant date of these incentive shares. The compensation expense amount was calculated using ERES’s closing stock price on the grant date. This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(EE)

Represents the pro forma adjustment to taxes as a result of adjustments to the income statement for the three months ended March 31, 2023, which was calculated using the statutory income tax rate of 26.5%. Adjustments that were expected to result in permanent differences between book and taxable income, as noted herein, were not included in the calculation of the tax impact of pro forma adjustments.

(FF)	Reflects the tax impact of transitioning the Companies from pass-through entities for tax purposes to taxable entities for the three months ended March 31, 2023.

(GG)	Reflects the interest expense related to the issuance of new debt, as presented at adjustment (H), calculated based on an interest rate of 12%.

(HH)

Reflects the interest expense related to the issuance of debt by Blue Owl, as presented at adjustment (I), calculated based on an interest rate of 725 basis points over SOFR. A change in SOFR of 1/8 of a percent would not result in a significant increase or decrease in interest expense for the three months ended March 31, 2023.

(II)	Reflects the income statement impact of the deferred tax asset recorded as a result of transitioning the Companies from pass-through entities for tax purposes to taxable entities.

(JJ)

Reflects the interest expense related to the incremental issuance under the promissory note with the Sponsor, which is subject to a fixed interest rate of 12%, for the three months ended March 31, 2023. The incremental issuance is noted at adjustment (K).

(KK)

Reflects the incremental amortization expense related to intangibles. These intangibles include customer relationships, internally developed and used technology, and non-compete agreements, which were previously not present within Abacus’ historical financial statements and were adjusted to fair value based on the purchase price allocation. The amortization expense for intangibles was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which varied among the different intangibles.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(LL)

Reflects the elimination of activity between LMA and Abacus for the year ended December 31, 2022 that, following the Business Combination, would be considered intercompany activity and eliminated upon consolidation. This activity was historically recorded as revenue for Abacus and as cost of sales for LMA.

(MM)	Reflects the elimination of interest earned on marketable securities held in the Trust Account.

(NN)

Represents the elimination of the change in fair value of the ERES’s public warrants for the year ended December 31, 2022 as a result of the reclassification of these warrants and the forfeiture of 20% of ERES’s Private Placement Warrants, as presented at adjustment (F). This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(OO)

Reflects the portion of nonrecurring transaction costs expected to be expensed as incurred based on the nature of the costs, as noted at adjustment (B). This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(PP)

Reflects recurring compensation expense due to a non-pro-rata distribution to one of the existing owners of the Companies, which vests in two equal tranches over the period of 25 months and 30 months, respectively, following Closing and which is subject to forfeiture prior to vesting. The negotiations related to the draft Restriction Agreement governing these shares, attached to the Proxy Statement as Annex I, were considered to be concluded as of January 12, 2023, and this was determined to be the grant date of these incentive shares. The compensation expense amount was calculated using ERES’s closing stock price on the grant date. This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(QQ)

Represents the pro forma adjustment to taxes as a result of adjustments to the income statement for the year ended December 31, 2022, which was calculated using the statutory income tax rate of 26.5%. Adjustments that were expected to result in permanent differences between book and taxable income, as noted herein, were not included in the calculation of the tax impact of pro forma adjustments.

(RR)	Reflects the tax impact of transitioning the Companies from pass-through entities for tax purposes to taxable entities for the year ended December 31, 2022.

(SS)	Reflects the interest expense related to the debt issued as part of a capital contribution, as presented at adjustment (H), calculated based on an interest rate of 12%.

(TT)

Reflects the interest expense related to the issuance of debt by Blue Owl, as presented at adjustment (I), calculated based on an interest rate of 725 basis points over SOFR. A change in SOFR of 1/8 of a percent would not result in a significant increase or decrease in interest expense for the year ended December 31, 2022.

(UU)

Reflects the interest expense related to the incremental issuance under the promissory note with the Sponsor, which is subject to a fixed interest rate of 12%, for the year ended December 31, 2022. The incremental issuance is noted at adjustment (K).

(VV)

Reflects the incremental amortization expense related to intangibles. These intangibles include customer relationships, internally developed and used technology, and non-compete agreements, which were previously not present within Abacus’ historical financial statements and were adjusted to fair value based on the purchase price allocation. The amortization expense for intangibles was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which varied among the different intangibles.

5. Earnings per Share Information

The pro forma weighted average shares calculations have been performed for the three months ended March 31, 2023 and the year ended December 31, 2022 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the transaction occurred on January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average share outstanding for both basic and diluted earnings per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

(In thousands, except share and per share data)	Three Months Ended	Year Ended December 31,
Pro forma net income	$(5,892)	$(18,433)
Pro forma weighted average Class A Common Stock outstanding—basic and diluted	58,769,901	58,769,901
Pro forma Class A Common Stock income per share	$(0.10)	$(0.31)

The above calculation excludes the effects of potentially dilutive shares from the computation of diluted net income per share as the effect would have an antidilutive impact under the treasury stock method. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net profit per share attributable to common shareholders of the Post-Combination Company is the same. The above excludes the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net profit per share attributable to common shareholders for the periods indicated because including them would have had an antidilutive effect:

As of March 31, 2023
Private Placement Warrants	7,120,000
Public Warrants	17,250,000